Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

February 17, 2026

GigCapital7 Corp.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Ladies and Gentlemen:

We have acted as United States counsel to GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”), in connection with the preparation and filing by GigCapital7 with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, Registration No. 333-291477 (as amended, the “Registration Statement”) and the related proxy statement/prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transactions contemplated by that certain Business Combination Agreement, dated as of September 27, 2025 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GigCapital7 (“Merger Sub”), and Hadron Energy, Inc., a Delaware corporation (“Hadron Energy”).

Pursuant to the Business Combination Agreement, GigCapital7 will change its jurisdiction of incorporation to Delaware (the “Domestication”) by effecting a deregistration under Section 206 of the Companies Law (As Revised) of the Cayman Islands and domesticate as a Delaware corporation (“Domesticated GigCapital7”) in accordance with Section 388 of the General Corporation Law of the State of Delaware by filing a certificate of corporate domestication simultaneously with a certificate of incorporation, in each case in respect of Domesticated GigCapital7 with the Secretary of State of the State of Delaware. In connection with the Domestication, pursuant to the terms of the Business Combination Agreement, (i) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of GigCapital7 (a “GigCapital7 Class A Ordinary Share”) (other than any GigCapital7 Class A Ordinary Shares included in the units issued by GigCapital7 in its initial public offering) shall convert automatically, on a one-for-one basis, into one (1) share of common stock, par value $0.0001, of Domesticated GigCapital7 (the “Domesticated GigCapital7 Common Stock”); (ii) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of GigCapital7 (a “GigCapital7 Class B Ordinary Share”) shall convert automatically, on a one-for-one basis, into one (1) share of Class B common stock, par value $0.0001, of Domesticated GigCapital7 (the “Domesticated GigCapital7 Class B Common Stock”); (iii) each then issued and outstanding warrant for the purchase of GigCapital7 Class A Ordinary Shares (a “GigCapital7 Warrant”)(other than any Domesticated GigCapital7 Warrants included in the units issued by GigCapital7 in its initial public offering) shall convert automatically into one (1) warrant for the purchase of one (1) share of Domesticated GigCapital7 Common Stock (a “Domesticated GigCapital7 Warrant”); and (iv) each then issued and outstanding unit issued by GigCapital7 in its initial public offering shall be cancelled and will thereafter entitle the holder thereof to one (1) share of Domesticated GigCapital7 Common Stock and one (1) Domesticated GigCapital7 Warrant.

Following the Domestication, Merger Sub will merge with and into Hadron Energy (the “Merger”), with Hadron Energy being the surviving corporation and continuing as a direct wholly-owned subsidiary of Domesticated GigCapital7. At the effective time of the Merger, each share of Hadron Energy’s capital stock that is issued and outstanding will automatically be canceled and converted into the right to receive shares of Domesticated GigCapital7 Common Stock in accordance with the terms and subject to the conditions set forth in the Business Combination Agreement. Furthermore, at the effective time of the Merger, and by virtue of the Merger and the applicable provisions of the Certificate of Incorporation of Domesticated GigCapital7 to become effective upon the Domestication (included as Annex C to the proxy statement/prospectus included in the Registration Statement), each share of Domesticated GigCapital7 Class B Common Stock then issued and outstanding shall be automatically cancelled and extinguished and converted into one (1) share of Domesticated GigCapital7 Common Stock.

Effective immediately following the consummation of the Business Combination, Domesticated GigCapital7 will be renamed Hadron Energy, Inc.. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the related proxy statement/prospectus, or any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to (i) the shares of Domesticated GigCapital7 Common Stock issuable upon conversion of the GigCapital7 Class A Ordinary Shares, conversion of the Domesticated GigCapital7 Class B Common Stock and cancellation of the units issued by GigCapital7 in its initial public offering; (ii) shares of Domesticated GigCapital7 Common Stock issuable to the stockholders of Hadron Energy in the Merger; (iii) Domesticated GigCapital7 Warrants issuable upon conversion of the GigCapital7 Warrants and cancellation of the units issued by GigCapital7 in its initial public offering; and (iv) shares of Domesticated GigCapital7 Common Stock to be issued upon the exercise of the Domesticated GigCapital7 Warrants (the “Warrant Shares”).

In connection with our opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of GigCapital7 as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Business Combination Agreement (filed as Exhibit 2.1 to the Registration Statement);

(c)	the Plan of Domestication of GigCapital7 (filed as Exhibit 2.2 to the Registration Statement);

(d)

the form of Certificate of Incorporation of Domesticated GigCapital7, to become effective upon the Domestication (included as Annex C to the proxy statement/prospectus included in the Registration Statement);

(e)

the form of Amended and Restated Certificate of Incorporation of Domesticated GigCapital7, to become effective upon consummation of the Business Combination (included as Annex E to the proxy statement/prospectus included in the Registration Statement);

(f)	the form of bylaws of Domesticated GigCapital7, to become effective upon the Domestication (included as Annex D to the proxy statement/prospectus included in the Registration Statement);

(g)

the form of bylaws of Domesticated GigCapital7, to become effective upon consummation of the Business Combination (included as Annex F to the proxy statement/prospectus included in the Registration Statement);

(h)

the form of Certificate of Corporate Domestication of Domesticated GigCapital7, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”) (filed as Exhibit 3.6 to the Registration Statement);

(i)	a copy of the Minutes of the special meeting of the Board of Directors of GigCapital7, dated as of September 27, 2025; and

(j)	the specimen common stock certificate of Domesticated GigCapital7.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of GigCapital7 and of public officials, and upon statements and information furnished by officers and representatives of GigCapital7, with respect to the accuracy of material factual matters contained therein. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of GigCapital7 that we reviewed.

In addition, in rendering the opinions set forth below, we have assumed that:

(a) Prior to effecting the Domestication and prior to the issuance of securities by Domesticated GigCapital7: (i) the shareholders of GigCapital7 will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

(b) The current draft of the Certificate of Incorporation of Domesticated GigCapital7 and the Amended and Restated Certificate of Incorporation of Domesticated GigCapital7, in the forms thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL; that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation of Domesticated GigCapital7 will be, filed by or in respect of Domesticated GigCapital7 with the Delaware Secretary of State; and that Domesticated GigCapital7 will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation of Domesticated GigCapital7 and the Amended and Restated Certificate of Incorporation of Domesticated GigCapital7.

Based upon the foregoing assumptions, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation of Domesticated GigCapital7 with the Delaware Secretary of State, the issued and outstanding GigCapital7 Class A Ordinary Shares (including those currently held in the form of units issued by GigCapital7 in its initial public offering) will automatically convert by operation of law, on a one-for-one basis into duly authorized, validly issued, fully paid and non-assessable shares of Domesticated GigCapital7 Common Stock.

2. Upon (i) the effectiveness of the Domestication, (ii) the filing of the Certificate of Incorporation of Domesticated GigCapital7 with the Delaware Secretary of State and (iii) the valid exercise by the holders of Domesticated GigCapital7 Warrants pursuant to the terms of the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

3. Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation of Domesticated GigCapital7 with the Delaware Secretary of State, each issued and outstanding Domesticated GigCapital7 Warrant (including those currently held in the form of units issued by GigCapital7 in its initial public offering) will be a valid and binding obligation of Domesticated GigCapital7, enforceable against Domesticated GigCapital7 in accordance with its terms under the laws of the State of New York.

4. Upon (i) the effectiveness of the Domestication, (ii) the effectiveness of the Merger, and (iii) the filing of the Amended and Restated Certificate of Incorporation of Domesticated GigCapital7 with the Delaware Secretary of State, the shares of Common Stock to be issued by Domesticated GigCapital7 in the Merger pursuant to and in the manner contemplated by the terms of the Business Combination Agreement will, upon issuance, be duly authorized and, when issued upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

5. Upon (i) the effectiveness of the Domestication, (ii) the effectiveness of the Merger, and (iii) the filing of the Amended and Restated Certificate of Incorporation of Domesticated GigCapital7 with the Delaware Secretary of State, the issued and outstanding Domesticated GigCapital7 Class B Common Stock will automatically convert by operation of law, on a one-for-one basis into duly authorized, validly issued, fully paid and non-assessable shares of Domesticated GigCapital7 Common Stock.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

This opinion letter is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to our firm as counsel for GigCapital7 that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement, and in any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder (including Item 509 of Regulation S-K).

Very truly yours,

/s/ DLA Piper LLP (US)